Exhibit 99.1

Reporting Persons Information

Name of Reporting Person:	WhiteHawk Income Corporation

Address of Reporting Person:	2000 Market St, Suite 910 Philadelphia, PA 19103

Relationship of Reporting Person to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	PHX Minerals,Inc. [PHX]

Date of Event Requiring Statement:
(Month/Day/Year):	05/08/2025

Name of Reporting Person:	Daniel Herz

Address of Reporting Person:	2000 Market St, Suite 910 Philadelphia, PA 19103

Relationship of Reporting Person to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	PHX Minerals,Inc. [PHX]

Date of Event Requiring Statement:
(Month/Day/Year):	05/08/2025

Name of Reporting Person:	WhiteHawk Merger Sub,Inc.

Address of Reporting Person:	2000 Market St, Suite 910 Philadelphia, PA 19103

Relationship of Reporting Person to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	PHX Minerals,Inc. [PHX]

Date of Event Requiring Statement:
(Month/Day/Year):	05/08/2025

Name of Reporting Person:	WhiteHawk Acquisition,Inc.

Address of Reporting Person:	2000 Market St, Suite 910 Philadelphia, PA 19103

Relationship of Reporting Person to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	PHX Minerals,Inc. [PHX]

Date of Event Requiring Statement:
(Month/Day/Year):	05/08/2025

/s/ Jeffrey Slotterback, Chief Financial Officer, WhiteHawk Income Corporation	05/22/2025

/s/ Daniel Herz	05/22/2025

/s/ Jeffrey Slotterback, President, WhiteHawk Merger Sub, Inc.	05/22/2025

/s/ Jeffrey Slotterback, President, WhiteHawk Acquisition, Inc.	05/22/2025
**Signature of Reporting Person	Date